Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

FedFirst Financial Corporation

Monessen, Pennsylvania

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 12, 2014, relating to the consolidated financial statements as of December 31, 2013 and 2012 and for the years then ended, which appear in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania
June 13, 2014